Exhibit 99.1

Allegheny Technologies Announces Two Long-Term Agreements

PITTSBURGH--(BUSINESS WIRE)--January 29, 2010--Allegheny Technologies Incorporated (NYSE: ATI) announced that it has signed two long-term agreements to supply zirconium alloy products needed to support the growing global demand for nuclear-based clean electrical energy. The agreements cover products sold by ATI Wah Chang, an ATI operating company. Total potential revenue from the two agreements is estimated to be over $250 million.

The agreements are with two leading and well-established companies in the global nuclear energy industry. One agreement is an extension of a 40-plus year strategic relationship with a nuclear fuel and component company. The other is a new multi-year contract with a nuclear steam system supplier.

“We are pleased to announce the signing of long-term agreements with these nuclear energy customers,” said L. Patrick Hassey, Chairman, President and Chief Executive Officer of Allegheny Technologies. “ATI brings a 50-year history in the nuclear energy market of unsurpassed quality, production capability, and technical innovation to benefit our customers and their supply chains.

“We have consistently invested in our manufacturing capabilities to position ATI as the premier specialty metals company. Our previously announced zirconium sponge expansion project is expected to be completed in 2010. This expansion doubles our reactor-grade zirconium sponge capacity to approximately 8 million pounds per year, making ATI the world’s largest producer of this critical metallic product. This capacity coupled with our integrated manufacturing capabilities enable ATI to continue to grow our position as a critical supply chain partner to the global nuclear energy market.”

ATI offers unique production breadth, technical depth, and manufacturing capabilities to satisfy the precise, uncompromising requirements of the nuclear energy industry. Our zirconium, hafnium, niobium, and titanium products, nickel-based alloys, stainless alloys, tungsten heavy alloys, and other essential metallics are used in reactors and reactor vessels, steam generators, turbines, cooling towers, spent fuel transport casks, and spent fuel reprocessing and storage. With its low thermal neutron absorption, ATI’s nuclear-grade zirconium alloy, Zircaloy, is the product of choice for fuel rods and fuel bundle components. Our family of nuclear-grade zirconium and hafnium alloys meets the corrosion resistance, strength and material property requirements of this mission-critical operating environment.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Allegheny Technologies' filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Metals Company™

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $3.0 billion during 2009. ATI has approximately 8,500 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, and forgings and castings. The Allegheny Technologies website is www.alleghenytechnologies.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004